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EXHIBIT 11

              EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (In Thousands, Except Per Share Amounts)


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                                                       Years Ended December 31,
-------------------------------------------------------------------------------
                                                      1997               1996                 1995
                                                  -------------------------------------------------

Income (Loss) From Continuing Operations
   Before Extraordinary Item                          $    (221)          $ 24,162         $(36,934)
Extraordinary Item, Net of Taxes                            ---               (355)             ---
                                                   ------------         ----------    -------------

Net Income (Loss)                                     $    (221)          $ 23,807         $(36,934)
                                                      =========           ========         ========

Earnings (Loss) Per Share:
   Income (Loss) Before Extraordinary Item          $       ---          $    0.47       $   (0.79)
   Extraordinary Item                                       ---              (0.01)             ---
                                                   ------------          ---------     ------------
   Net Income (Loss)                                $       ---          $    0.46       $   (0.79)
                                                    ===========          =========       =========

Diluted Earnings (Loss) Per Share:
   Income (Loss) Before Extraordinary Item          $       ---          $    0.46       $   (0.79)
   Extraordinary Item                                       ---              (0.01)            ---
                                                   ------------         ----------    ------------
   Net Income (Loss)                                $       ---          $    0.45       $   (0.79)
                                                    ===========          =========       =========

Average Common Shares Outstanding:
   Basic                                                49,655              51,712           46,919
                                                      ========            ========         ========
   Diluted                                              49,655              52,251           46,919
                                                      ========            ========         ========

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